Exhibit 99.2

NEWS RELEASE
NEWS RELEASE

Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015	NEWS RELEASE

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS OUTLINES GROWTH STRATEGY

At CAGNY Conference, Company Underscores Success Creating Value,

Building Brands and Delivering Results; Reaffirms Guidance for 2006

Scottsdale, AZ, February 23, 2006 – At the Consumer Analyst Group of New York (CAGNY) conference today, Fortune Brands chairman and CEO Norm Wesley highlighted the value-creating portfolio realignment that has sharpened the company’s focus and the brand-building initiatives that underpin Fortune Brands’ confident outlook for 2006.

“Fortune Brands has undergone dramatic change since we last presented at the CAGNY conference three years ago,” Wesley said. “To create long-term value, we’ve realigned our portfolio by expanding our highest return business and spinning off our office products business. With accelerated investment in consumer insights, new product development and marketing, we’re building the strength of our leading brands and gaining share in key markets. At the same time, we’ve delivered consistently strong results, and an investment in Fortune Brands has doubled in value over the past three years. We look ahead with confidence and see another year of double-digit growth in EPS before charges/gains in 2006.”

“The significant strategic moves of 2005 have made us a stronger company. These moves build on a solid foundation of internal growth driven by brand building, which remains our first priority,” Wesley added.

Building Brands to Win in the Marketplace

Recent brand-building successes and ongoing initiatives include:

•	Sustained share gains for Moen, backed by a strong new product lineup for 2006 that includes new ChoiceFlo filtering technology and the first ever outdoor hot-cold faucet, as well as new styles such as Icon and Eva bath suites.

•	Share gains in the fragmented cabinetry market, driven partly by expansion of innovative storage solutions in brands including Omega, Aristokraft, Thomasville and Diamond Reflections, as well as growing customer relationships.

•	Share gains for Therma-Tru, aided by the brand’s proprietary AccuGrain technology, expansion in patio doors and growth in the retail channel, where Therma-Tru was named Millwork Supplier of the Year at Lowe’s.

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Fortune Brands Outlines Growth Strategy, Page 2

•	Sustained case volume growth for Jim Beam in 2005 – including double-digit growth for super-premium Jim Beam Black – backed by the brand’s first U.S. TV ad campaign and NASCAR-driven marketing campaigns that will expand in 2006.

•	A new 2006 advertising campaign for Sauza, the world’s #2 tequila brand.

•	The debut of a new racing program for Canadian Club to be announced soon.

•	Extension of the successful House of Courvoisier marketing program.

•	The new Drink Life Deeply campaign for Knob Creek, the #1 ultra-premium bourbon.

•	Introduction of Starbucks™ Coffee Liqueur, rated as “The Best New Product of 2005” by Market Watch, followed by the launch of Starbucks™ Cream Liqueur.

•	Continued share gains for Titleist golf balls, led by the unsurpassed Titleist ProV1, and the development of new advanced-technology Titleist golf clubs, including the Titleist Pro Titanium 905R 460cc driver that begins shipping next month.

•	Titleist’s continued leadership on the worldwide professional golf tours, including 156 victories for Titleist golf balls in 2005, nearly five times the nearest competitor and more than all other brands combined.

•	Sustained innovation for the Cobra golf brand – including new Speed drivers and Inertia Series irons – as well as Cobra’s return to the PGA Tour, which has already produced a 1-2 finish for Cobra brand ambassadors at the FBR Open.

Acquisitions Add to Underlying Growth

“In 2006, we’ll benefit from internal growth and two acquisitions: the spirits and wine brands we purchased last summer, as well as the pending acquisition of Simonton Windows. We’re delighted with the pace of the integration of the spirits and wine brands, which are expanding the quality of our portfolio and boosting our international strength. We continue to expect these brands will increasingly add to earnings throughout the year, benefiting 2006 EPS by 35 cents or more. We’re also excited about the upcoming addition of Simonton Windows, a fast-growing brand that is benefiting from favorable trends in materials conversion and energy efficiency. We expect the acquisition of Simonton and its accompanying millwork brands to add 6-8 cents to EPS in the first 12 months after the deal closes.”

“Moving forward as a more sharply-focused, high-performance consumer brands company, we’ll adhere to the four-point strategy that has served us so well:

•	Investing to grow our leading consumer brands

•	Transforming operations to improve performance and cost structures

•	Positioning our businesses for stronger growth and higher returns

•	And leveraging our financial strength to drive shareholder value even higher.”

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First Quarter On Track; Reaffirming Guidance

“Fortune Brands is already off to a good start in 2006,” Wesley added. “For the first quarter, we’re targeting EPS before charges/gains to be up mid-to-high single-digits – and that includes the impact of stock options expense on 2006 results. For the full year, including stock options expense of approximately 18 cents per share, we expect to once again achieve double-digit growth in EPS before charges/gains.

“With our realigned portfolio and strength in attractive consumer markets, we feel well positioned to trade at a higher multiple. At Fortune Brands, we look forward to creating value, building brands and delivering results,” Wesley concluded.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $7 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company’s spirits and wine business. Major spirits and wine brands include Jim Beam and Maker’s Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks™ Coffee Liqueur, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including product and

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pricing pressures); consolidation of our trade customers and increased private-label products, particularly in the home and hardware industry; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the spirits and wine acquisition and the related integration of internal controls over financial reporting; ability to attract and retain qualified personnel; various external conditions, including general economic conditions, weather and business conditions; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of wholesale distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; the fact that our historical consolidated financial statements may not be indicative of future conditions and results due to our recent portfolio realignment; any possible downgrades of the Company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

This press release includes guidance for earnings per share before charges/gains, a measure not derived in accordance with generally accepted accounting principles (“GAAP”). On a GAAP basis, the company is targeting EPS from continuing operations to grow in the mid-to-high single-digit range for the first quarter and at a strong double-digit rate for the full year, benefiting from lower charges/gains in 2006.

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